Exhibit 10.56
INTROGEN THERAPEUTICS INC.
2000 STOCK OPTION PLAN
RESTRICTED STOCK PURCHASE AGREEMENT
          Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Purchase Agreement.
          WHEREAS the Purchaser named below (the “Purchaser”) is a Service Provider, and the Purchaser’s past and continued participation is considered by the Company to be important for the Company’s continued growth; and
          WHEREAS in order to provide the Purchaser an opportunity to acquire an equity interest in the Company for services previously rendered by the Purchaser to the Company, the Administrator has granted to the Purchaser a Stock Purchase Right subject to the terms and conditions of the Plan, which is incorporated herein by reference, and pursuant to this Restricted Stock Purchase Agreement (this “Agreement”).
          NOW THEREFORE, the parties agree as follows:
          1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company 7,500 shares of the Company’s Common Stock (the “Shares”), at a per Share purchase price equal to the closing bid price of the Company’s Common Stock on May 23, 2006 as quoted on The Nasdaq National Market System.
          2. Payment of Purchase Price. The Company hereby acknowledges that the purchase price for the Shares has been paid by the Purchaser via services previously rendered to the Company, such services having a value at least equal to the purchase price set forth in Section 1.
          3. Restriction on Transfer. The Purchaser shall not sell, pledge, assign, hypothecate, transfer, encumber or otherwise dispose of the Shares, or any beneficial interest therein (“Transfer”), other than by will or by the laws of descent or distribution, until the earlier of (i) such Transfer is approved by the Compensation Committee of the Company’s Board of Directors prior to such Transfer or (ii) the Purchaser is no longer a Service Provider and (a) such Transfer is executed more than six months after any opposite transaction subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, that occurred while the Purchaser was a director or officer of the Company or (b) is otherwise exempted under Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the rules promulgated thereunder.
          4. Legends. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities law):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement.
          6. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
          7. Lock-Up Period. The Purchaser hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Act”), Purchaser shall, in addition to the requirements set forth in Section 3 of this Agreement, not sell or otherwise transfer any shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Underwriter and agreed to in writing by the Company) (the “Lock-Up Period”) following the effective date of a registration statement of the Company filed under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions under the end of such Lock-Up Period.
          8. No Impact on Service Provider Status. The Purchaser acknowledges and agrees that this Agreement and the transactions contemplated hereunder do not constitute an express or implied promise of continued service for any period, or at all, and shall not interfere with the Purchaser’s right or the Company’s right to terminate the Purchaser’s relationship with the Company at any time, with or without cause
          9. General Provisions.
                    (a)      This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of Texas. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.
                    (b)      Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
                    (c)      The rights of the Company under this Agreement shall be transferable to any one or more persons or entities without the Purchaser’s consent, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.
                    (d)      Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

                    (e)      The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
                    (f)      THE PURCHASER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PURCHASER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
          By the Purchaser’s signature below, the Purchaser represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. The Purchaser further agrees to notify the Company upon any change in the residence on the signature page hereto.

DATED:

PURCHASER:	INTROGEN THERAPEUTICS INC.

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